PORTLAND GENERAL CORPORATION

                  SENIOR OFFICERS' LIFE INSURANCE BENEFIT PLAN

                                1996 RESTATEMENT

                                AMENDMENT NO. 1





     This Amendment No. 1 to the Portland General Corporation Senior Officers' Life Insurance Benefit Plan, as restated effective January 1, 1996 (the "Plan") is effective as of September 10, 1996 and has been executed as of the
22nd day of October, 1996 on behalf of Portland General Corporation (the
 "Company").

     WHEREAS, pursuant to Section 10.1 of the Plan, the Human Resources Committee of the Company's Board of Directors (the "Committee") has the authority to amend the Plan; and

     WHEREAS, the Committee has determined that the proposed merger with Enron Corporation should not trigger a change in control under Section 2.4 of the Plan; and

     WHEREAS, the Committee wishes to reward those Participants who remain with the Company following the proposed merger with Enron Corporation;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST:  Section 2.3 is amended in its entirety to read as follows:

 2.3  Cause

     "Cause" shall have the meaning specified in any employment contract in effect between the Participant and the Participating Employer; provided, that if no such employment contract is in effect, or if such an employment contract is in effect but does not define the term "Cause," then such term shall mean termination of the Participant's employment by action of the Participating Employer's Board of Directors because of the Participant's (i) conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participant's duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has or should have reason to know may be materially injurious to PGC, PGE, or the Participating Employer.

     SECOND:  Section 2.4 is amended in its entirety to read as follows:

 2.4  Change in Control

     "Change in Control" shall mean an occurrence in which:

         (a) Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Portland General Corporation ("PGC") or Portland General Electric ("PGE"), any trustee or other fiduciary holding securities under an employee benefit plan of PGC or PGE, or any Employer owned, directly or indirectly, by the stockholders of PGC or PGE in substantially the same proportions

                          PORTLAND GENERAL CORPORATION

                  SENIOR OFFICERS' LIFE INSURANCE BENEFIT PLAN

                                1996 RESTATEMENT

                                AMENDMENT NO. 1



     as their ownership of stock of PGC or PGE), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of PGC's or PGE's then outstanding voting securities;

         (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by PGC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

         (c) The stockholders of PGC or PGE approve a merger or consolidation of PGC or PGE with any other corporation, other than (i) the Merger Plan
     (ii) a merger or consolidation which would result in the voting securities of PGC or PGE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of PGC or PGE or such surviving entity outstanding immediately after such merger or consolidation or (iii) a merger or consolidation effected to implement a recapitalization of PGC or PGE (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of PGC's or PGE's then outstanding securities; or

         (d) The stockholders of PGC or PGE approve a plan of complete liquidation of PGC or PGE or an agreement for the sale or disposition by PGC or PGE of sixty percent (60%) or more of PGC's or PGE's assets (including stock of subsidiaries) to a person or entity that is not a subsidiary or parent corporation. For purposes of determining whether a sale or other disposition of sixty percent (60%) of PGE's assets has occurred, only long-term assets shall be considered. Assets shall not be considered long-term assets if they constitute "regulatory assets," "stranded investments" or abandoned or nonoperational projects. Projects in economy shutdown shall be considered long-term assets.

     THIRD: New Sections 2.11 and 2.12 shall be added to read as follows, with the former Sections 2.11 and 2.12 becoming Sections 2.13 and 2.14, and subsequent sections being renumbered accordingly:

 2.11  Involuntary Termination

     "Involuntary Termination" shall have the meaning specified in any employment contract in effect between the Participant and the Participating Employer; provided, that if no such employment

                          PORTLAND GENERAL CORPORATION

                  SENIOR OFFICERS' LIFE INSURANCE BENEFIT PLAN

                                1996 RESTATEMENT

                                AMENDMENT NO. 1


 contract is in effect, or if
 such an employment contract is in effect but does not define the term "Involuntary Termination," then such term shall mean termination of the Participant's employment under any of the following circumstances:

         (a) Termination by the Participating Employer on any grounds whatsoever except (i) for "Cause" as defined above, or (ii) upon Employee's death or permanent disability; or

         (b) Termination by the Participant within sixty (60) days of and in connection with or based upon any of the following:

             (i) An assignment to the Participant of duties and responsibilities inconsistent with his position or inappropriate to a senior officer of the Participating Employer;

             (ii) A reduction in the Participant's annual base salary or a failure to continue the Participant's participation in any compensation or employee benefit plan or program in which the Participant was participating other than as a result of the expiration of such plan or program or as part of a general program to reduce employee benefits on a proportional basis relative to other employees of the Participating Employer; or

             (iii) A relocation of the Participant from Portland, Oregon without the Participant's consent.

 2.12  MERGER PLAN

     "Merger Plan" shall mean the Agreement and Plan of Merger by and between Enron Corporation, Portland General Corporation and New Falcon Corp., dated as of July 20, 1996, as that Agreement may be amended or restated from time to time.

     FOURTH:  New subsections (c) and (d) shall be added to the end of Section
 8.3 to read as follows:

         (c)  In the event of termination of employment, occurring at least two
     (2) years from the consummation date of the Merger Plan, the Participant shall be deemed to have retired for purposes of this Plan and shall be eligible to make the election specified in Section 8.5.

         (d) In the event of Involuntary Termination, occurring during the two-year period beginning with the date the stockholders of PGC or PGE approve the Merger Plan, the Participant shall be entitled to the Change in Control benefit specified in Section 8.4.

     FIFTH: Except as provided herein, all other Plan provisions shall remain in full force and effect.

                          PORTLAND GENERAL CORPORATION

                  SENIOR OFFICERS' LIFE INSURANCE BENEFIT PLAN

                                1996 RESTATEMENT

                                AMENDMENT NO. 1


     IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the day and year first written above.


                                       PORTLAND GENERAL CORPORATION



                                       By:    /s/ Don F. Kielblock
                                                 Its Vice President